Exhibit 99.1

Akerna Announces Acquisition of Ample Organics

Transaction Solidifies Akerna as a Global Technology Leader Serving Enterprise Clients

DENVER, CO and TORONTO, ON, Dec. 18, 2019 - Akerna Corp. (Nasdaq: KERN), a leading cannabis compliance technology provider, and developer of the industry’s first seed-to-sale enterprise resource planning (ERP) software technology (MJ Platform-®), has entered into a definitive agreement to acquire all of the issued and outstanding shares of Canadian-based Ample Organics Inc. in a cash and stock transaction valued at up to $45 million (C$60 million).

Ample Organics serves over 70% of the Canadian market with its industry-leading seed-to-sale platform and was recognized as the 19th fastest growing company in Canada by The Globe and Mail in 2019. Just last month, Ample Organics was selected to deliver the world’s first national cannabis tracking platform in St. Vincent and The Grenadines in 2020. The contract win, which was a competitive RFP process, is a testament to Ample Organics’ competitive position in Canada, the largest national market today. We anticipate that the award will drive accelerated growth as international markets continue to pass legislation to legalize cannabis.

“The cannabis economy runs on Akerna. Our acquisition of Ample Organics solidifies our position as the global technology provider serving the industry,” said Jessica Billingsley, chief executive officer, Akerna. “This combination will provide Akerna with a significant advantage as we accelerate on our vision to create the pre-eminent global technology platform, addressing the entire supply chain and its regulatory bodies through accountability and transparency.”

With this acquisition, Akerna is further executing on its business strategy of complementing strong organic growth with select acquisitions of highly targeted and synergistic technology companies.

“As a company, we’ve grown by working closely with world-class technology companies, regulators, start-ups, consultants, and banking institutions to create a seamless business experience for the global cannabis industry,” said John X. Prentice, founder, and chief executive officer, Ample Organics. “We believe this transaction will result in tremendous synergies and opportunities for both Ample Organics and Akerna. We look forward to the many accomplishments and successes that we expect to share in the future.”

Terms of the Transaction

Akerna is acquiring Ample Organics for up to $45 million (C$60 million), comprised of $5.7 million (C$7.5 million) cash and $32.3 million (C$42.5 million) in Akerna stock payable on closing. Additional consideration of $7.6M (C$10 million) in the form of a stock-based deferred consideration may be paid to Ample Organics shareholders if certain revenue targets are achieved by Ample Organics in the calendar year 2020.

Projected calendar-year 2020 revenue for Ample Organics is $8.7 million (C$11.5 million), reaching projected cash-flow positive in the second quarter.  The acquisition multiple on 2020 revenue is 5.2x, assuming the deferred consideration is achieved in full.

The Transaction is expected to close by the end of Q1 2020, subject to the satisfaction of customary closing conditions, including receipt of customary regulatory approvals and approval by the shareholders of each company. Cowen has provided a fairness opinion dated Dec. 17, 2019, to the Board of Directors of Akerna stating that as of the date of such opinion and based upon and subject to the assumptions, limitations, and qualifications stated in such opinion, the Transaction is fair, from a financial point of view, to Akerna and its shareholders. Each of the officers and directors of Akerna has entered into voting support agreements in favor of the transaction.

Cowen is acting as exclusive financial advisor to Akerna, and INFOR Financial Inc. is acting as exclusive financial advisor to Ample Organics.

All numbers are based on currency exchange rates as of Dec. 17, 2019.

Call for Investors:

The Company will host a conference call on Tuesday, Jan. 7, 2020, at 4:30 pm ET / 1:30 pm PT. To participate in the conference call, please dial 1-877-407-3982 (domestic) or 1-201-493-6780 (international). The passcode is 13697598. Please dial into the call at least five minutes before the scheduled start time.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of Akerna’s website, www.akerna.com. For interested individuals unable to join the live conference call, a replay of the call will be available through Tuesday, Jan. 21, 2020, at (844) 512-2921 (domestic) or (412) 317-6671 (international). The passcode for the call and replay is 13697598.

About Akerna

Akerna is a global regulatory compliance technology company in the cannabis space. Akerna’s service offerings include MJ Platform®, Leaf Data Systems®, and solo sciences tech platform. Since its establishment in 2010, Akerna has tracked more than $17 billion in cannabis sales. As part of its business strategy, Akerna intends to grow through targeted, strategic acquisitions that are complementary to its current business and organically by accelerating its product development efforts. Akerna is based in Denver. For more information, please visit www.akerna.com and follow us on Twitter @Akerna.

About Ample Organics

Founded in 2014, Ample Organics is adopted by more Canadian Licensed Holders than any other cannabis software solution. A complete ecosystem for cannabis businesses, the technology platform makes compliance easy by tracking individual plants from seed to consumer and reporting every detail of the growth, production, and sales processes. Ample’s team of cannabis industry and technology experts designed the platform to facilitate compliance and transparency while enhancing overall business efficiency and operational intelligence. The software continues to be a trusted solution for cannabis producers, manufacturers, distributors, physicians, clinics, laboratories, retailers, and educators. Ample Organics was recognized as one of LinkedIn Canada’s Top Startups in 2018 and 2019 and placed 9th on Deloitte Canada’s Technology FAST 50. For more information, please visit www.AmpleOrganics.com.

Forward-Looking Statements:

Certain statements made in this release and any accompanying statements by management are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes (including, without limitation, the results of Akerna’s contracts, strategic initiatives, and business plans as described herein) to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include (i) Akerna’s ability to recognize the anticipated benefits of being a public company, (ii) competition, (iii) Akerna’s ability to grow and manage growth profitably, (iv) Akerna’s ability to maintain relationships with customers and suppliers and retain its management and key employees, (v) costs related to being a public company, (vi) changes in applicable laws or regulations, (vii) Akerna’s ability to identify and integrate acquisitions and achieve expected synergies and operating efficiencies in connection with acquired businesses, (viii) and other risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein. Actual results, performance, or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those vary from forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial and other information, are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Akerna’s control. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna’s industry and end markets are based on sources believed to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Contacts:

Akerna Media Relations	Akerna Investor Relations
D. Nikki Wheeler	Jason Assad
Nikki.Wheeler@Akerna.com	Jassad@akerna.com
303-514-2012	678-570-6791

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